UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 2, 2024

INTERNATIONAL TOWER HILL MINES LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-33638	98-0668474
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1570-200 Burrard Street
Vancouver, British Columbia, Canada	V6C 3L6
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 683-6332

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Shares, no par value	THM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 2, 2024, the Company and a third-party, Phenom Ventures LLC (“Phenom”), entered into a Consulting Agreement (the “Consulting Agreement”) and Stock Option Agreement (the “Stock Option Agreement” and, collectively, the “Agreements”) pursuant to which Phenom will provide consulting services to communicate the attributes of the Livengood Gold Project and the Company’s story to the investor market through a variety of mediums. The Company will grant Phenom 2,500,000 stock options to purchase common shares of the Company (“Shares”) at a price of CAD$0.64 (the “Options”) pursuant to the Company’s 2006 Incentive Stock Option Plan. 1,000,000 Options vest on December 2, 2024 (the “Grant Date”). 500,000 Options vest on June 2, 2025 if (i) the volume weight average trading price of the shares for the 30 day period immediately preceding the applicable vesting date is equal to or greater than US$1.00 and (ii) any increase in the volume weighted average trading price of shares from the Grant Date ending on the applicable vesting date exceeds any increase in the trading price of the common shares of VanEck Junior Gold Miners ETF (the “GDXJ Shares”) during the same period by 25% or more. 1,000,000 Options vest on a date between December 2, 2025 to December 2, 2026 if (i) the volume weight average trading price of the shares on any date for a 20 day period within the applicable vesting period is equal to or greater than US$1.50 and (ii) any increase in the volume weighted average trading price of shares from the Grant Date ending on the applicable vesting date exceeds any increase in the trading price of the GDXJ Shares during the same period by 50% or more.

The term of the Consulting Agreement ends upon the earlier of December 2, 2026 or the death or incapacity of the Consultant. The Consulting Agreement provides that the Company may terminate the Consulting Agreement with 30 days notice if the Consultant materially breaches the Consulting Agreement and fails to cure. The Options will terminate upon the earlier of December 2, 2026 and 90 days after the Consultant ceases to perform services under the Consulting Agreement. The Consulting Agreement provides that during the term and after, the Consultant will protect the Company’s Confidential Information.

The foregoing summary of the Consulting Agreement and Stock Option Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement and Stock Option Agreement, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively.

Item 9.01. Exhibits.

Exhibit	Description
10.1	Consulting Agreement, dated December 2, 2024.
10.2	Stock Option Agreement, dated December 2, 2024.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Tower Hill Mines Ltd.
(Registrant)

Dated: December 6, 2024	By:	/s/ Karl Hanneman
	Name:	Karl Hanneman
	Title:	President and Chief Executive Officer